As filed with the Securities and Exchange Commission on June 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1095540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5555 Darrow Road, Hudson, Ohio 44236

(Address, including zip code, of principal executive offices)

JOANN Inc. 2021 Employee Stock Purchase Plan

JOANN Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Ann Aber, Esq.

Senior Vice President, Chief Legal Officer & Secretary

5555 Darrow Road

Hudson, Ohio 44236

(330) 656-2600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

JOANN Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 400,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), under the JOANN Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) and an additional 1,396,095 shares of Common Stock under the JOANN Inc. 2021 Equity Incentive Plan (the “Equity Plan” and, together with the ESPP, the “Share Plans”). A previously filed registration statement on Form S-8 is effective for the Share Plans. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-254372) filed by the Registrant on March 17, 2021, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 (Commission File No. 001-40204), filed March 18, 2022;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2022 (Commission File No. 001-40204), filed June 3, 2022; and

(c)	The Registrant’s Current Report on Form 8-K (Commission File No. 001-40204), filed May 19, 2022; and

(d)

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed March 11, 2021 (Commission File No.  001-40204), as updated by the description of the Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 (Commission File No. 001-40204), and as amended by any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40204) filed with the Commission on March 19, 2021)

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40204) filed with the Commission on March 19, 2021)

4.3	Amended and Restated Shareholders Agreement, dated March 16, 2021, among the Registrant and certain of its shareholders (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40204) filed with the Commission on March 19, 2021)

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	JOANN Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 (Commission File No. 001-40204), filed on April 1, 2021)

99.2	JOANN Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 (Commission File No. 001-40204), filed on April 1, 2021)

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on this 13th day of June, 2022.

JOANN INC.

By:	/s/ Ann Aber
Name: Ann Aber
Title: Senior Vice President, Chief Legal Officer & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Wade Miquelon, Matt Susz and Ann Aber, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to the Registration Statement and any and all applications or other documents to be filed with the Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: June 2, 2022	/s/ Wade Miquelon Wade Miquelon President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Date: June 2, 2022	/s/ Matt Susz Matt Susz Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 2, 2022	/s/ Darrell Webb Darrell Webb Director

Date: June 1, 2022	/s/ Lily Chang Lily Chang Director

Date: June 1, 2022	/s/ Marybeth Hays Marybeth Hays Director

Date: June 2, 2022	/s/ Anne Mehlman Anne Mehlman Director

Date: June 2, 2022	/s/ Jonathan Sokoloff Jonathan Sokoloff Director

Date: June 2, 2022	/s/ John Yoon John Yoon Director

4